Exhibit 10.47
MANAGING DIRECTOR AGREEMENT
MEMBER DISTRIBUTION AGREEMENT
MEMBER AGREEMENT
AMENDMENT
               BearingPoint, Inc. (the “Company”) and certain employees (the “Managing Directors”) have entered into individual Member Distribution Agreements, Member Agreements or Managing Director Agreements (“MD Agreements”), pursuant to which the Company has agreed to make severance payments in the event of an involuntary termination of a Managing Director’s employment without cause. The Company has determined that it is in the best interest of the Company and Executive to provide that the benefits provided under the Agreements shall satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. The Company therefore amends each MD Agreement, effective as of December 31, 2008, as follows:
1.	If the MD Agreement provides that severance or separation payments are contingent upon the execution of a Release Agreement, then the MD Agreement is amended to incorporate the following as an Addendum to the MD Agreement:
Any Release required by this MD Agreement must be signed by the Managing Director and returned to BearingPoint no earlier than the effective date of the termination of the Managing Director’s employment with BearingPoint and no later than the thirtieth day following such termination of employment. Each Managing Director who has released claims against BearingPoint pursuant to the terms of the Release, including, in any, all claims arising under the Older Workers Benefits Protection Act, shall have a seven-day period immediately following the date on which the executed Release is timely returned to the Company (the “Revocation Period”) during which such Managing Director may revoke the Release by the delivery of a written notice of such revocation to BearingPoint.
2.	Each MD Agreement is amended to delete all references to the Company’s discretion to determine the method or manner of payments to be made under the MD Agreement.

3.	Each MD Agreement is amended to provide as follows:
BearingPoint shall make any required severance payments within a period of months equal to the total number of months’ pay to which the Managing Director is entitled as severance pay, but in any event no later than March 15 of the year following the Managing Director’s termination of employment.